Exhibit 99.1

SM&A to Host Conference Call to Discuss Fourth Quarter and Full Year 2007 Financial Results

NEWPORT BEACH, CA, February 21, 2008 (MARKET WIRE via COMTEX News Network) — SM&A (NASDAQ: WINS), the world’s leading provider of business strategy and proposal development services that ensure clients’ ability to win competitive procurements, and a leading provider of program management services, announced today that it will host a conference call at 1:30 p.m. Pacific Time on Wednesday March 5, to discuss the Company’s fourth quarter and full year 2007 financial results. A press release will be issued shortly after 1:00 p.m. Pacific Time, prior to the call on the same day.

Conference Call and Webcast

The dial-in number for the conference call is 800-240-2134 for domestic participants and 303-262-2141 for international participants. The call will also be accessible via live webcast at the homepage of www.smawins.com by clicking on the investor relations tab and webcast link.

Replay

A replay of the conference call will be available at www.smawins.com or by dialing 800-405-2236 or 303-590-3000, reference access code 11109566#. The call replay will be available for seven days.

About SM&A

SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.

CONTACT:

Jim Eckstaedt
Executive Vice President Finance and Chief Financial Officer
(949) 975-1550
jim.eckstaedt@smawins.com

EVC Group, Inc.
Douglas Sherk/Jenifer Kirtland
(415) 896-6820
dsherk@evcgroup.com

SOURCE: SM&A